EXHIBIT 99.3

The following form of voting Web site is being used in connection with voting by certain shareholders who have consented to receive their proxy materials via the Internet and employee-shareholders of the registrant in connection with the registrant’s 2006 Annual Meeting of Shareholders.

WEBSITE AVAILABLE TO SHAREHOLDERS WHO HAVE CONSENTED TO RECEIVE PROXY MATERIALS

VIA THE INTERNET AND EMPLOYEE SHAREHOLDERS OF AMERICAN EXPRESS COMPANY

AMERICAN EXPRESS COMPANY 2006 Annual Meeting of Shareholders	YOUR CONTROL NUMBER XXXXXXXX
Monday, April 24, 2006, 10:00 a.m. (E.D.T.)
American Express Company 200 Vesey Street, New York, New York
Meeting for holders as of: Tuesday, February 28, 2006
Scroll down for proxy information and voting

PROXY

AMERICAN EXPRESS COMPANY

2006 Annual Meeting of Shareholders

To be held on Monday, April 24, 2006 for holders of record as of Tuesday, February 28, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder submitting this proxy (“shareholder”) hereby appoints Gary L. Crittenden, Stephen P. Norman and Louise M. Parent, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company which the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s New York City headquarters, 200 Vesey Street, New York, New York 10285, on Monday, April 24, 2006 at 10:00 A.M., Eastern Time, and at any adjournment(s) of the Meeting, as indicated below with respect to the proposals set forth in the Proxy Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) of the Meeting. The shareholder hereby revokes any proxies submitted previously.

Notice to employees participating in the AMERICAN EXPRESS INCENTIVE SAVINGS PLAN

(“Amex ISP”), the Ameriprise 401K Plan (“AMP 401K Plan”) or the

Employee Stock Ownership Plan (“ESOP”) of Amex Canada, Inc.

These shares will be voted as you instruct if your proxy card, telephone, or lnternet voting instructions are received on or before 11:59 P.M. Eastern Time, Wednesday, April 19, 2006, by ADP, which is acting on behalf of the Trustees of these Plans.

If ADP does not receive your voting instructions by 11:59 P.M. Eastern Time, Wednesday, April 19, 2006, the following conditions will apply: the Trustees of the Amex ISP and the AMP 401K Plan will vote these Plan shares in the same proportion as it votes all other shares in the Plan for which it has received timely voting instructions; the Trustee of the ESOP of Amex Canada will not vote these shares.

Recommendations of the Board of Directors:

The Board of Directors of American Express Company recommends a vote FOR Items 1 and 2 and AGAINST

Items 3, 4, 5 and 6. Please see below or refer to the proxy statement for the detailed recommendations.

Please read them carefully. If no voting instructions are given the proxy will be voted as the Board of Directors recommends. Choose this option if you would like to vote your shares with the Board of Directors’

recommendations.

Vote with Directors’ recommendations

Item 1: To Elect Directors.

The Board of Directors recommends a vote FOR item 1.

Nominees:

(01) D.F. Akerson, (02) C. Barshefsky, (03) U.M. Burns, (04) K.I. Chenault,

(05) P. Chernin, (06) P.R. Dolan, (07) V.E. Jordan, Jr., (08) J. Leschly,

(09) R.A. McGinn, (10) E.D. Miller, (11) F.P. Popoff, (12) R.D. Walter

☐  For all nominees         ☐  Withhold all nominees

☐  For all EXCEPT those selected below

(01)  ☐  D.F. Akerson

(02)  ☐  C. Barshefsky

(03)  ☐  U.M. Burns

(04)  ☐  K.I. Chenault

(05)  ☐  P. Chernin

(06)  ☐  P.R. Dolan

(07)  ☐  V.E. Jordan, Jr.

(08)  ☐  J. Leschly

(09)  ☐  R.A. McGinn

(10)  ☐  E.D. Miller

(11)  ☐  F.P. Popoff

(12)  ☐  R.D. Walter

Item 2: The selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2006.

The Board of Directors recommends a vote FOR item 2.

☐  For    ☐  Against    ☐  Abstain

Item 3: A shareholder proposal relating to stock options.

The Board of Directors recommends a vote AGAINST item 3.

☐  For    ☐  Against    ☐  Abstain

Item 4: A shareholder proposal relating to majority voting for directors.

The Board of Directors recommends a vote AGAINST item 4.

☐ For ☐ Against ☐ Abstain

Item 5: A shareholder proposal relating to the Company’s employment policies.

The Board of Directors recommends a vote AGAINST item 5.

☐  For    ☐  Against    ☐  Abstain

Item 6: A shareholder proposal relating to reimbursement of expenses for certain shareholder-nominated director candidates.

The Board of Directors recommends a vote AGAINST item 6.

☐  For    ☐  Against    ☐  Abstain

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS Click here

Householding Election - Please indicate if you consent to receive certain future investor communications in a single package per household.

☐  Yes    ☐  No

Comments or Address Changes:

Submit	Reset

PROXY FINAL SUBMISSION

• Please check all of the information below for accuracy.

• If any of the information is incorrect, return to the Proxy Ballot by using the Back button of your Browser.

• If your votes have been reflected correctly, click on Final Submission button below.

AMERICAN EXPRESS COMPANY 2006 Annual Meeting of Shareholders To be held on Monday, April 24, 2006 for holders of record as of Tuesday, February 28, 2006	YOUR CONTROL NUMBER XXXXXXXX

VOTING INSTRUCTIONS

You elected to vote with Directors’ Recommendations

Item 1: To Elect Directors.

You Voted: As per Directors recommend FOR all nominees

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

You Voted: For [Your response]

Item 2: The selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2006.

You Voted: [Your response]

Item 3: A shareholder proposal relating to stock options.

You Voted: [Your response]

Item 4: A shareholder proposal relating to majority voting for directors.

You Voted: [Your response]

Item 5: A shareholder proposal relating to the Company’s employment policies.

You Voted: [Your response]

Item 6: A shareholder proposal relating to reimbursement of expenses for certain shareholder-nominated director candidates.

You Voted: [Your response]

Householding Election

You Voted: [Your response]

Comments or Address Changes

[Your comments & address changes]

If any of the above information is incorrect, return to the Proxy Ballot form by using the Back button of your Browser.

If you would like to receive an electronic confirmation when this vote is recorded, enter your e-mail address here:

Final Submission

AMERICAN EXPRESS COMPANY 2006 Annual Meeting of Shareholders THANK YOU FOR VOTING.	YOUR CONTROL NUMBER XXXXXXXX

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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by American Express Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail on the Internet. To sign up for electronic delivery, click here and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.